UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 8, 2012
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Director

The Board of Directors of Stage Stores, Inc. (the "Company") appointed C. Clayton Reasor to the Board effective June 8, 2012. His appointment brings the Board’s membership to eight Directors. Mr. Reasor, an independent Director, has been named to serve on the Board’s Compensation Committee and its Corporate Governance and Nominating Committee.

Since May 1, 2012, Mr. Reasor, age 55, has been Senior Vice President, Investor Relations, Strategy and Corporate Affairs of Phillips 66 headquartered in Houston, Texas.  From April 1, 2009 to April 30, 2012, he served as Vice President, Investor and Corporate Relations of ConocoPhillips, which is also headquartered in Houston. From June 1, 2005 to March 31, 2009, Mr. Reasor served as President, US Marketing of ConocoPhillips.  He began his career with Phillips Petroleum in 1979. During his career, Mr. Reasor has been involved in the development, implementation and articulation of corporate and marketing strategy and has developed commercial, financial and communications experience in domestic and international facilities.  He has a strong background working directly with investment analysts, institutional investors and the broad financial community.

As an independent Director, Mr. Reasor will be entitled to receive the following compensation:

Item of Compensation	Amount
Annual Retainer	$50,000
Special Board Meeting Fee	$1,500
Committee Meeting Fees:
Regular	$1,000
Special	$1,000
Initial Grant	(1)
_______________________________

(1) Upon a Director’s initial appointment, the Director is granted restricted shares of the Company’s common stock valued at $100,000 based on a Net Present Value (the “Initial Grant”), but pro-rated for the number of months the Director will serve until the next Annual Meeting of Shareholders.  Since Mr. Reasor will serve a term of twelve months until the 2013 Annual Meeting of Shareholders, he was granted restricted shares of the Company’s common stock valued at $100,000 based on a Net Present Value. The share price used in granting the restricted shares is equal to the closing price of the Company’s common stock on the date the Director is appointed to the Board, which in Mr. Reasor’s case was June 8, 2012 ($16.86).  Therefore, his Initial Grant was 5,931 restricted shares.  The Initial Grant will vest, on a cliff basis, on the earliest of (i) one year from the date of grant, or (ii) the date of the first Annual Meeting of the Company’s shareholders following the date of grant.

On June 13, 2012, the Company issued a News Release announcing that Mr. Reasor had been appointed to the Company's Board of Directors. A copy of the News Release is attached to this Form 8-K as Exhibit 99.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99	News Release issued by Stage Stores, Inc. on June 13, 2012 announcing that C. Clayton Reasor had been appointed to the Company's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

June 13, 2012	/s/ Richard E. Stasyszen
(Date)	Richard E. Stasyszen
Senior Vice President, Finance and Controller